U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

SYNTHETIC BLOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

New Jersey	22-3067701
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, California 92626
(Address of principal executive offices)

714-427-6363
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 2.01   Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

On July 13, 2005 Synthetic Blood International, Inc. closed on a financing transaction with three private investors. In the transaction Synthetic Blood issued to the investors unsecured convertible debentures in the principal amount of approximately $1.85 million payable over a term of three years beginning 120 days following the closing of the financing discounted on the date of issue at 10 percent per annum. Proceeds to Synthetic Blood after the original issue discount, commissions, and the investors’ professional fees is approximately $1,145,500.

The principal amount of the debentures is convertible to common stock at any time at the election of the holder at a rate of one common share for each $0.22 of principal. Synthetic Blood may, at its option and subject to certain conditions, make monthly payments on the debentures in common stock priced at the lower of $0.22 or 80 percent of the volume weighted average price for the common stock over the five trading days prior to the payment date. Synthetic Blood also issued to the investors warrants to purchase up to 8,409,083 of shares of common stock exercisable during a term of three years at an exercise price of $0.242 per share. The shares of common stock underlying the securities sold in this financing transaction will be registered for resale on a registration statement to be filed by Synthetic Blood within 45 days following closing. The full terms and conditions of the financing and registration obligation are set forth in the transaction documents included with this report as an exhibit.

The securities were offered and sold in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. HPC Capital Management Corporation assisted with placement of the financing and received a cash commission of $129,500 and warrants, to purchase 46,250 shares of common stock that are identical to the warrants issued to the investors in the financing.

Item 9.01   Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

10.1	Securities Purchase Agreement dated July 8, 2005, including all exhibits, except for Exhibit D – Form of Legal Opinion, and excluding the Disclosure Schedules of Synthetic Blood

99.1	Press Release Dated July 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BLOOD INTERNATIONAL, INC.

Date: July 13, 2005	By:	/s/ Robert W. Nicora
Robert W. Nicora, President